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                                 EXHIBIT 10.11C





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                           LOAN MODIFICATION AGREEMENT

        This Loan Modification Agreement is entered into as of September 3, 1998, by and between Laserscope ("Borrower") and Silicon Valley Bank ("Bank").

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, an Amended and Restated Loan and Security Agreement, dated November 27, 1996, as may be amended from time to time, (the "Loan Agreement"). The Loan Agreement provided for, among other things, a Committed Line in the original principal amount of Five Million Dollars ($5,000,000.00) (the "Revolving Facility"). Defined terms used but not otherwise defined herein shall have the same meanings as in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the "Indebtedness."

2. DESCRIPTION OF COLLATERAL AND GUARANTIES. Repayment of the Indebtedness is secured by the Collateral as described in the Loan Agreement.

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Indebtedness shall be referred to as the "Security Documents". Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the "Existing Loan Documents".

3. DESCRIPTION OF CHANGE IN TERMS.

        A.      Waiver of Default.

                1. Bank hereby waives Borrower's existing default under the Loan Agreement by virtue of Borrower's failure to comply with the Tangible Net Worth covenant and Profitability covenant as of the quarter ended June 30, 1998. Bank's waiver of Borrower's compliance of these covenants shall apply only to the foregoing period. Accordingly, for the quarter ending September 30, 1998, Borrower shall be in compliance with these covenants as amended herein.

                        Bank's agreement to waive the above-described default
                        (1) in no way shall be deemed an agreement by the Bank to waive Borrower's compliance with the above-described covenants as of all other dates and (2) shall not limit or impair the Bank's right to demand strict performance of these covenants as of all other dates and (3) shall not limit or impair the Bank's right to demand strict performance of all other covenants as of any date.

        B.      Modification(s) to Loan Agreement.

                1. Section 2.3(a) entitled "Interest Rate" is hereby amended in part to provide that except as set forth in
                        Section 2.3(b), any Advances shall bear interest, on the average Daily Balance, at a rate equal to one (1) percentage point above the Prime Rate.

                2. Section 6.8 entitled "Quick Ratio" is hereby amended to read as follows:

                        Borrower shall maintain, as of the last day of each fiscal quarter, a ratio of Quick Assets to Current Liabilities of at least 0.90 to 1.00.




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                3.      Section 6.9 entitled "Debt-Net Worth Ratio" is hereby
                        amended to read as follows:

                        Borrower shall maintain, as of the last day of each fiscal quarter, a ratio of Total Liabilities less Subordinated Debt to Tangible Net Worth plus Subordinated Debt of not more than 1.00 to 1.00.

                4. Section 6.10 entitled "Tangible Net Worth" is hereby amended to read as follows:

                        Borrower shall maintain, as of the last day of each fiscal quarter, a Tangible Net Worth of not less than $19,000,000.00.

                5. Section 6.11 entitled "Profitability" is hereby amended to read as follows:

                        Borrower shall have a minimum net profit of One Dollar ($1.00) (net of amortization and depreciation) for each fiscal quarter. Profitability shall be calculated as follows: add depreciation and amortization from 10-Q cash flow statement to net income (loss).

4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5. PAYMENT OF LOAN FEE. Borrower shall pay to Lender a fee in the amount of One Thousand Five Hundred and 00/100 Dollars ($1,500.00) (the "Loan Fee") plus all out-of-pocket expenses.

6. NO DEFENSES OF BORROWER. Borrower (and each guarantor and pledgor signing below) agrees that, as of the date hereof, it has no defenses against the obligations to pay any amounts under the Indebtedness.

7. CONTINUING VALIDITY. Borrower (and each guarantor and pledgor signing below) understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

8. COUNTERPARTS. This Loan Modification Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

9. CONDITIONS. The effectiveness of this Loan Modification Agreement is conditioned upon Borrower's payment of the Loan Fee.





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        This Loan Modification Agreement is executed as of the date first written above.

BORROWER:                              BANK:

LASERSCOPE                             SILICON VALLEY BANK

By: /s/ Dennis LaLumandiere         By:  /s/ Lois M. Fisher
   --------------------------------     ----------------------------------------
Name:  Dennis LaLumandiere              Name:  Lois M. Fisher
Title: Vice President of Finance and    Title: Senior Vice President,
       Chief Financial Officer          Life   Sciences and Health Care Practice